Exhibit 23.1

Assentsure PAC UEN: 201816648N 180B Bencoolen Street, #03-01 The Bencoolen, Singapore 189648 https://assentsure.com.sg/

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-1 of our report dated September 30, 2024 relating to the consolidated financial statements of Shineco, Inc., appearing in its Annual Report on Form 10-K for the year ended June 30, 2024. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Assentsure PAC

Assentsure PAC

Singapore

February 18, 2025